Exhibit 99.2

[Profile Bank, FSB]

Dear Member:

The Board of Directors of Profile Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Profile Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Profile Bancorp, Inc. will become the federally chartered parent holding company of Profile Bank, and Profile Bancorp, Inc. will be a majority-owned subsidiary of Profile Bancorp MHC. We are reorganizing so that Profile Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth. The leadership of our company will remain with our current management, and customers will see few, if any, changes in the way we do business.

As part of the reorganization, and in furtherance of the Bank’s long-standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and common stock, a charitable foundation to be known as Profile Bank Charitable Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which we operate.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and stock issuance and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Profile Bank acts as trustee and we do not receive a proxy from you, Profile Bank, FSB, as trustee for such account, intends to vote in favor of the plan of reorganization and stock issuance on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization and stock issuance is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Profile Bancorp, Inc. common stock on a priority basis, before an offering to the general public, if any. The enclosed prospectus describes the stock offering and the operations of Profile Bank and Profile Bancorp, Inc.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Profile Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope marked “STOCK ORDER RETURN”, by overnight courier to the Profile Bancorp, Inc. Conversion Center located at xxx XXXXx St., Rochester, NH 03867, or by hand delivery to any full service office of the Bank. Your order must be physically received (not postmarked) by Profile Bancorp, Inc. no later than _:00 p.m., Eastern time, on          day,                  , 2007. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or other qualified plan at Profile Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Profile Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our Conversion Center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Kenneth A. Wilman, Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Profile Bank, FSB, Profile Bancorp MHC, Profile Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Profile Bank, FSB]

Dear Member:

The Board of Directors of Profile Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Profile Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Profile Bancorp, Inc. will become the federally chartered parent holding company of Profile Bank, and Profile Bancorp, Inc. will be a majority-owned subsidiary of Profile Bancorp MHC. We are reorganizing so that Profile Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth. The leadership of our company will remain with our current management, and customers will see few, if any, changes in the way we do business.

As part of the reorganization, and in furtherance of the Bank’s long-standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and common stock, a charitable foundation to be known as Profile Bank Charitable Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which we operate.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and stock issuance and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Profile Bank acts as trustee and we do not receive a proxy from you, Profile Bank, as trustee for such account, intends to vote in favor of the plan of reorganization and stock issuance on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization and stock issuance is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the fullest extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Profile Bancorp, Inc. or (2) an agent of Profile Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Conversion Center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Kenneth A. Wilman, Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Profile Bank, FSB, Profile Bancorp MHC, Profile Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Profile Bank, FSB]

Dear Friend of Profile Bank:

The Board of Directors of Profile Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Profile Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Profile Bancorp, Inc. will become the federally chartered parent holding company of Profile Bank, and Profile Bancorp, Inc. will be a majority-owned subsidiary of Profile Bancorp MHC. We are reorganizing so that Profile Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth. The leadership of our company will remain with our current management, and customers will see few, if any, changes in the way we do business.

As part of the reorganization, and in furtherance of the Bank’s long-standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and common stock, a charitable foundation to be known as Profile Bank Charitable Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which we operate.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Profile Bancorp, Inc. common stock on a priority basis, before an offering to the general public, if any. The enclosed prospectus describes the stock offering and the operations of Profile Bank and Profile Bancorp, Inc.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Profile Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by overnight courier to the Profile Bancorp, Inc. Conversion Center located at xxx Xxxx St., Rochester, NH 03867, or by hand delivery to any full service office of Profile Bank. Your order must be physically received (not postmarked) by Profile Bancorp, Inc. no later than _:00 p.m., Eastern time, on          day,                  , 2007. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Kenneth A. Wilman, Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Profile Bank, FSB, Profile Bancorp MHC, Profile Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Profile Bank, FSB]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Profile Bancorp, Inc. We are raising capital to support Profile Bank’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Profile Bank, FSB, and Profile Bancorp MHC and the proposed stock offering by Profile Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for shares of common stock and return it to Profile Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by overnight courier to the Profile Bancorp, Inc. Conversion Center located at xxx Xxxxx St., Rochester, NH 03867, or by hand delivery to any full service branch office of Profile Bank. Your order must be physically received (not postmarked) by Danvers Bancorp, Inc. no later than _:00 p.m., Eastern time, on          day,                  , 2007. Please read the prospectus carefully before making an investment decision.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our Conversion Center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Kenneth A. Wilman, Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Profile Bank, FSB, Profile Bancorp MHC, Profile Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of Profile Bank:

At the request of Profile Bank and its holding company, Profile Bancorp, Inc., we have enclosed material regarding the offering of shares of common stock by Profile Bancorp, Inc. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Profile Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Profile Bancorp, Inc. by mail using the enclosed postage-paid stock order return envelope, by overnight courier to the Profile Bancorp, Inc. Conversion Center located at xxx Xxxxx St., Rochester, NH 03867, or by hand delivery to any full service office of Profile Bank. Your order must be physically received (not postmarked) by Profile Bancorp, Inc. no later than _:00 p.m., Eastern time, on      day,                  , 2007. If you have any questions after reading the enclosed material, please call the Conversion Center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Profile Bank, FSB, Profile Bancorp MHC, Profile Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

[cover page]

Questions & Answers About the Reorganization and Stock Issuance

Profile Bancorp, Inc.

Questions & Answers

About the Reorganization

The Boards of Directors of Profile Bank, Profile Bancorp MHC and Profile Bancorp, Inc. have voted unanimously in favor of a plan of reorganization and stock issuance, whereby Profile Bank will convert to the mutual holding company form of organization from the mutual savings bank form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Profile Bank at a special meeting of members.

In addition, as part of the stock offering and in furtherance of our long-standing commitment to our local community, we intend to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as Profile Bank Charitable Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which we operate.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the reorganization and return your proxy today.

Effect on Deposits and Loans

Q.	Will the conversion and reorganization affect any of my deposit accounts or loans?

A.	No. The conversion and reorganization will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms of your loans with us, including interest rate, will also be unaffected by the reorganization.

About Voting

Q.	Who is eligible to vote on the reorganization?

Depositors of Profile Bank as of the close of business on Xxxx xx, 2007 (the “Voting Record Date”) and borrowers who had loans outstanding as of the close of business on July 26, 2007 who continue to be borrowers as of Xxxx xx, 2007 are eligible to vote at the special meeting of members of Profile Bank.

Q.	How do I vote?

A.	You may vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the special meeting of members to be held on Xxxxx xx, 2007, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?

A.	No. Depositors are not required to vote. However, because the reorganization will produce a fundamental change in the Bank’s corporate structure, the Board of Directors encourages all depositors to vote.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the reorganization mean that I must buy common stock of Profile Bancorp, Inc.?

A.	No. Voting for the plan of reorganization and stock issuance does not obligate you to buy shares of common stock of Profile Bancorp, Inc.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who must sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

About The Common Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Who can purchase stock?

A.	The common stock of Profile Bancorp, Inc. will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of Profile Bank with accounts totaling $50 or more as of March 31, 2006;

2)	Profile Bank’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders - depositors of Profile Bank with accounts totaling $50 or more as of September 30, 2007; and

4)	Other Members - depositors of Profile Bank with accounts as of Xxxxx xx, 2007 and borrowers as of July 26, 2007 who continue to be borrowers as of the close of business on Xxxxxx xx, 2007.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the reorganization.

Q.	Will I receive a discount on the price of the stock?

A.	No. The price of the stock is the same for customers, directors, officers, employees and the general public.

Q.	How many shares of stock are being offered, and at what price?

A.	Profile Bancorp, Inc. is offering for sale a maximum of 1,486,950 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Profile Bancorp, Inc. may increase the maximum and sell up to 1,709,993 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of reorganization and stock issuance described in the prospectus, the maximum purchase by any person in the subscription or community offering is $100,000 (10,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $200,000 (20,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to any full service office of Profile Bank; by mail in the postage-paid envelope marked “STOCK ORDER RETURN;” or by overnight courier to the Profile Bancorp, Inc. Conversion Center located at xxx Xxxxx St., Rochester, New Hampshire 03687. Stock order forms may not be delivered to a walk-up or drive-through window located at any of the Bank’s offices.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Profile Bank. Checks and money orders must be made payable to Profile Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at Profile Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail or bring cash to the Conversion Center.

Q.	Can I use my Profile Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Profile Bank cannot lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Profile Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Profile Bank no later than _:__ p.m., Eastern time on Xxxxxx xx, 2007.

Q.	Can I subscribe for shares using funds in my IRA at Profile Bank, FSB?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Profile Bank. To use such funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. Please call our Conversion Center if you require additional information. The transfer of such funds takes time, so please make arrangements as soon as possible.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the reorganization closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Profile Bank’s passbook rate from the date of receipt to the completion or termination of the reorganization. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	After the reorganization we will have the authority to declare dividends on our common stock. However, no decision has been made with respect to the amount, if any, and timing of any dividend payment

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the reorganization, our shares of common stock will be quoted on the OTC Bulletin Board.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What is the Profile Bank Charitable Foundation and why is it being established?

A.	In keeping with our long-standing commitment to our community, the stock issuance plan provides for the establishment and funding of a charitable foundation to be known as the Profile Bank Charitable Foundation. The foundation will be dedicated to charitable causes within the communities in which Profile Bank operates.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Profile Bancorp, Inc.’s prospectus that accompanies this brochure describes the reorganization in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Conversion Center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Additional material may only be obtained from the Conversion Center.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Profile Bank, FSB, Profile Bancorp MHC, Profile Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Profile Bank, FSB]

Dear Member:

This follow-up to our recent mailing is to remind you that your vote is very important.

The Board of Directors of Profile Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Profile Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Profile Bancorp, Inc. will become the federally chartered parent holding company of Profile Bank, and Profile Bancorp, Inc. will be a majority-owned subsidiary of Profile Bancorp MHC. We are reorganizing so that Profile Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth. The leadership of our company will remain with our current management, and customers will see few, if any, changes in the way we do business.

As part of the reorganization, and in furtherance of the Bank’s long-standing commitment to its local community, the Bank intends to establish and fund, through a contribution of cash and common stock, a charitable foundation to be known as Profile Bank Charitable Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which the Bank operates.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and stock issuance and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Profile Bank acts as trustee and we do not receive a proxy from you, Profile Bank, as trustee for such account, intends to vote in favor of the plan of reorganization and stock issuance on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization and stock issuance is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Conversion Center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Kenneth A. Wilman, Jr.
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Profile Bank, FSB, Profile Bancorp MHC, Profile Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

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WE NEED YOUR VOTE

Dear Member of Profile Bank:

Your vote on our plan of reorganization and stock issuance has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of reorganization and stock issuance and urges you to vote in favor of the reorganization. Your deposit accounts or loans with Profile Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our Conversion Center at xxx-xxx-xxxx.

Sincerely,

Kenneth A. Wilman, Jr.
President and Chief Executive Officer

If you have more than one account, you may receive more than one proxy.

Please vote today by returning all proxy cards received.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) at (202) 906-6202. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Conversion Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Profile Bank, FSB

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Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.